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    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 5, 2000

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR 12(g) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                           --------------------------

                                VIEWLOCITY, INC.
             (Exact Name of Registrant as Specified in its Charter)

       DELAWARE                                                 58-2494122
(State of Incorporation                                      (I.R.S. Employer
    or Organization)                                      Identification Number)

                               3475 PIEDMONT ROAD
                                   SUITE 1700
                             ATLANTA, GEORGIA 30305
                                 (404) 267-6400
          (Address of Principal Executive Offices, Including Zip Code)

                          ---------------------------


If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction A.(c), please check the following box.     / /

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A.(d), please check the following box.    /X/


 Securities Act registration statement file number to which this form relates:
                           Registration No. 333-43568

       Securities to be registered pursuant to Section 12(b) of the Act:

                                      NONE

       Securities to be registered pursuant to Section 12(g) of the Act:

                         COMMON STOCK, $0.01 PAR VALUE
       ------------------------------------------------------------------
                                (Title of Class)

THIS REGISTRATION STATEMENT CONTAINS A TOTAL OF 3 PAGES. CERTAIN EXHIBITS ARE INCORPORATED IN THIS REGISTRATION STATEMENT BY REFERENCE TO THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-1 FILED AUGUST 11, 2000 (REGISTRATION NO. 333-43568).


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The Registrant hereby incorporates by reference the description of the Registrant's Common Stock, par value $0.01 per share, appearing under the caption, "Description of Capital Stock," in the Prospectus contained in the Registrant's Registration Statement on Form S-1, as filed with the Securities and Exchange Commission on August 11, 2000 (Registration No. 333-43568), as such section may be amended until the time such Registration Statement is declared effective. The Registrant's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws are filed as Exhibits 3.1 and 3.2, respectively, to the aforesaid Registration Statement on Form S-1.

ITEM 2.  EXHIBITS.

         The following exhibits are filed as part of the Registration Statement.

         2(a) Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form S-1 (Registration No. 333-43568) as filed with the Securities and Exchange Commission on August 11, 2000).

         2(b) Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant's Registration Statement on Form S-1 (Registration No. 333-43568) as filed with the Securities and Exchange Commission on August 11,
                  2000).

         2(c) Copy of form of stock certificate for the Registrant's Common Stock (incorporated by reference to Exhibit 4.2 of the Registrant's Registration Statement on Form S-1 (Registration No. 333-43568) as filed with the Securities and Exchange Commission on August 11, 2000).


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                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                          VIEWLOCITY, INC.

                                          By: /s/ Gregory Cronin
                                              ----------------------------------
                                              Gregory Cronin,
                                              PRESIDENT, CHIEF EXECUTIVE OFFICER
                                              AND CHAIRMAN OF THE BOARD

Date:  October 5, 2000